Exhibit 10.16

BUSINESS CONSULTANT AGREEMENT

This Business Consultant Agreement ("Agreement") is made effective January 1, 2011.

BETWEEN:	Dr. Edward Sauter, MD, (the "Consultant"), an individual with his main address located at:

1812 Belmont Road
Grand Forks, ND 58201

AND:	Atossa Genetics, Inc. (the "Company"), a company organized and existing under the laws of the State of Delaware, with its head office located at:

4105 E. Madison St., Suite 320
Seattle, WA 98112

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

A.	CONSULTATION SERVICES

The company hereby employs the consultant as a member of the Scientific Advisory Board to perform the following services in accordance with the terms and conditions set forth in this agreement: Provide scientific advice to the board of directors and officers of the Company; recommend additional qualified individuals to join the SAB, and participate in meetings of the SAB.

B.	TERMS OF AGREEMENT

This agreement will begin the effective date of this agreement and will end December 31, 2011. Either party may cancel this agreement on 30 days notice to the other party in writing, by certified mail or personal delivery.  This agreement can be extended on an annual basis upon mutual written agreement of the parties.

C.	TIME DEVOTED BY CONSULTANT

It is anticipated the consultant will spend approximately four hours per month in fulfilling its obligations under this contract. The particular amount of time may vary from month to month. However, the consultant shall devote a minimum of four hours per month to its duties in accordance with this agreement.

D.	PLACE WHERE SERVICES WILL BE RENDERED

The consultant will perform most services in accordance with this contract at a location of consultant’s discretion. In addition, the consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this agreement.

E.	COMPENSATION, BENEFITS AND EXPENSES

5.1	Compensation

In consideration of the services to be rendered hereunder, Consultant shall be paid $250.00 per hour.

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5.2	Benefits

Other than the compensation specified in this 5.1, Consultant shall not be entitled to any direct or indirect compensation for services performed hereunder.

5.3	Expenses

The Company shall reimburse Consultant for reasonable travel and other business expenses incurred in the performance of the duties hereunder in accordance with the Company’s general policies, as they may be amended from time to time during the course of this Agreement.

6	INDEPENDENT CONTRACTOR

Both the company and the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7	CONFIDENTIAL INFORMATION

The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8	USE OF WORK PRODUCT

Except as specifically set forth in writing and signed by Company and Consultant, Consultant shall have all copyright and patent rights with respect to all materials developed under this contract, and Company is hereby granted a non-exclusive, royalty-free license, with a right to sublicense, to use and employ such materials within the Company’s business.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of December 17th, 2010.

COMPANY	CONSULTANT

/s/ Steven C. Quay	/s/ Edward R. Sauter
Authorized Signature	Authorized Signature

Steven C. Quay, President and CEO	Edward R. Sauter
Print Name and Title	Print Name and Title

December 17, 2010	December 17, 2010

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